Exhibit 10.4
SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
     This Second Amendment to Loan and Security Agreement is entered into as of May 6, 2005 (the “Amendment”), by and between COMERICA BANK (“Bank”) and LAUREATE PHARMA, INC. (“Borrower”).
RECITALS
     Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 1, 2004, as amended, including without limitation by that certain First Amendment to Loan and Security Agreement dated as of January 31, 2005 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
     NOW, THEREFORE, the parties agree as follows:
     1. The following defined terms are hereby added to or amended in Section 1.1 of the Agreement to read as follows:
     “Revolving Line” means a credit extension of up to Five Million Dollars ($5,000,000).
     “Tangible Net Worth” means at any date as of which the amount thereof shall be determined, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Borrower and its Subsidiaries minus goodwill and other intangibles, plus Subordinated Debt, on a consolidated basis determined in accordance with GAAP.
     2. All references to “Equipment Line” are hereby deleted from the Agreement.
     3. The first sentence of Section 2.1(a)(i) of the Agreement is hereby amended to read as follows: “Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the Revolving Line.”
     4. Section 2.1(c) of the Agreement is hereby amended in its entirety to read as follows:
     (c) [INTENTIONALLY OMITTED.]
     5. Section 2.2 of the Agreement is hereby amended in its entirety to read as follows:
           2.2 Overadvances. If the aggregate amount of the outstanding Advances exceeds the Revolving Line at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.
     6. Section 4 of the Agreement is hereby amended to read as follows:
     4. [INTENTIONALLY OMITTED.]
     7. The second paragraph of Section 6.3 of the Agreement is hereby amended to read as follows:
     Within twenty (20) days after the last day of each month, Borrower shall deliver to Bank aged listings of accounts receivable and accounts payable.
     8. The last paragraph of Section 6.3 of the Agreement is hereby deleted in its entirety.

     9. Section 6.8 of the Agreement is hereby amended in its entirety to read as follows:
     6.8 Tangible Net Worth. Borrower shall maintain a Tangible Net Worth of not less than (i) Thirteen Million Dollars ($13,000,000) at all times from April 1, 2005 through December 31, 2005 and (ii) Eleven Million Dollars ($11,000,000) at all times thereafter.
     10. Exhibit A to the Agreement is hereby deleted in its entirety.
     11. Exhibit D to the Agreement is hereby amended and replaced in its entirety by Exhibit D attached hereto.
     12. Upon the effectiveness of this Amendment, Bank’s lien on the Collateral shall automatically be released, and Bank shall terminate its UCC financing statement against Borrower.
     13. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.
     14. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
     15. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
     16. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
     (a) repayment in full of all outstanding Equipment Advances;
     (b) this Amendment, duly executed by Borrower;
     (c) Corporate Resolutions to Borrow;
     (d) Disbursement Instructions, Agreement to Provide Insurance, and Automatic Debit Authorization;
     (e) an amount equal to all Bank Expenses incurred through the date of this Amendment; and
     (f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LAUREATE PHARMA, INC.
By:	/s/ Christopher J. Davis
Title: Vice President and Treasurer

COMERICA BANK
By:	/s/ Peter Gibson
Title: Vice President

The undersigned Guarantors acknowledge this Amendment and agree that the Unconditional Guaranty dated as of December 1, 2004 which they signed on Bank’s behalf is and shall remain in full force and effect with respect to Borrower’s Obligations (as defined in the Agreement) as modified by the Amendment and otherwise. Upon repayment in full by Borrower of all Equipment Advances and the Term Advance, Bank and the undersigned Guarantors will enter into an Affirmation and Amendment of Guaranty in substantially the form provided by Bank as of the date hereof.

SAFEGUARD DELAWARE, INC.
By:	/s/ Christopher J. Davis
Title: Vice President and Treasurer

SAFEGUARD SCIENTIFICS (DELAWARE), INC.
By:	/s/ Christopher J. Davis
Title: Vice President and Treasurer

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:	COMERICA BANK

FROM:	LAUREATE PHARMA, INC.
     The undersigned authorized officer of LAUREATE PHARMA, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                                          with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements	Monthly within 30 days	Yes	No
Annual (CPA Audited)	FYE within 120 days	Yes	No
10K and 10Q	(as applicable)	Yes	No
A/R & A/P Agings	Monthly within 20 days	Yes	No
Total amount of Borrower’s cash and investments	Amount: $___	Yes	No
Total amount of Borrower’s cash and investments maintained with Bank	Amount: $___	Yes	No

Financial Covenant	Required	Actual	Complies
Minimum Tangible Net Worth	*	$—	Yes	No

*	(i) Thirteen Million Dollars ($13,000,000) at all times through December 31, 2005 and (ii) Eleven Million Dollars ($11,000,000) at all times thereafter

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
Compliance Status Yes No

DATE

4